UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2014, AMAG Pharmaceuticals, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”).  As of March 31, 2014, the record date for the 2014 Annual Meeting, 21,877,192 shares of the Company’s common stock were issued and outstanding, of which 19,560,805 shares were represented, in person or by proxy, at the 2014 Annual Meeting, constituting a quorum. The following proposals, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 18, 2014 (the “2014 Proxy Statement”), were voted upon and approved at the 2014 Annual Meeting:

1.              To elect the following persons as directors to serve until the next Annual Meeting and until their successors have been elected and qualified based upon the following votes:

	Votes For	Withheld	Abstentions	Broker Non-Votes
William K. Heiden	17,013,390	208,161	0	2,339,254
Barbara Deptula	17,200,487	21,064	0	2,339,254
Robert J. Perez	16,963,009	258,542	0	2,339,254
Lesley Russell, MB.Ch.B., MRCP	17,012,919	208,632	0	2,339,254
Gino Santini	17,013,290	208,261	0	2,339,254
Davey S. Scoon	16,029,069	1,192,482	0	2,339,254
James R. Sulat	17,200,387	21,164	0	2,339,254

2.              To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2014 Proxy Statement based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,190,810	25,069	5,672	2,339,254

3.              To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,515,620	41,508	3,677	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: May 28, 2014